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                                                                Exhibit 4(b)(vi)

                       WAIVER OF PREMIUM DISABILITY RIDER

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RIDER SECTION 1.                 GENERAL INFORMATION

1.1  WHAT IS OUR AGREEMENT       Our agreement with you includes this rider and its
     WITH YOU?                   application, as a part of the policy to which it is
                                 attached. The provisions of the policy apply to this
                                 rider unless they conflict with the rider. If there is a
                                 conflict, the rider provision will apply. The issue date
                                 for this rider is shown on the waiver of premium factor
                                 table.

1.2  WHAT IS THE BENEFIT         We will provide a waiver benefit as described in this
     PROVIDED BY THIS RIDER?     rider if:

                                      a.)  the policy and this rider are in force;

                                      b.)  the person named as insured under the policy
                                           becomes totally disabled while the policy and
                                           this rider are in force; and

                                      c.)  all the terms and conditions of this rider are
                                           met.

                                 While the insured is totally disabled, as defined in
                                 Section 4, we will waive premium equal to the greater of:

                                      a.)  the monthly basic guarantee premium; or

                                      b.)  the deduction for insurance charges.

                                 If the monthly basic guarantee premium is greater than
                                 the insurance charges, we will contribute the difference
                                 to your policy.

1.3  CAN THIS RIDER BE           We relied on statements made in the application when we
     CONTESTED?                  issued this rider. In the absence of fraud, we will
                                 accept the statements made in the application or
                                 reinstatement application to be representations and not
                                 warranties. Statements made in the application or
                                 reinstatement application will not be used to contest
                                 this rider or challenge a claim under this rider unless
                                 that statement is material.

                                 A statement is material if, based on correct and complete
                                 information, we would have:

                                      a.)  denied coverage;

                                      b.)  issued the rider at a higher cost of insurance
                                           rate; or

                                      c.)  issued the rider on some other basis than
                                           applied for.

                                 If this rider is void as a result of a contest, the cost
                                 you paid for this rider will be refunded to you.
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
1.4  WHEN DOES THIS RIDER        This rider is incontestable after it has been in force
     BECOME INCONTESTABLE?       during the insured's lifetime for two years from its
                                 issue date. If this rider is reinstated, it is
                                 incontestable after it has been in force during the
                                 insured's lifetime for two years from the date of its
                                 reinstatement. If reinstatement occurs, it may be
                                 contested on the basis of statements made in the
                                 reinstatement application. Any period of time that the
                                 insured is disabled will be excluded in the calculation
                                 of the contestable period.

1.5  WHEN WILL THIS RIDER        This rider will terminate on the earliest of:
     TERMINATE?
                                      a.)  the death of the insured;

                                      b.)  the lapse or termination of the policy;

                                      c.)  the policy anniversary at the insured's age 65;
                                           or

                                      d.)  the date you choose to end this rider. You may
                                           end it by written request.

RIDER SECTION 2. RIDER INSURANCE CHARGES

2.1  WHAT IS THE COST OF THIS    The cost of this rider is paid as part of the insurance
     RIDER?                      charges for the policy to which it is attached. The cost
                                 is calculated on each monthly processing day and is the
                                 greater of a.) or b.) multiplied by the waiver of premium
                                 factor where:

                                      a.)  is the monthly basic guarantee premium for the
                                           policy; and

                                      b.)  is the insurance charges as described in the
                                           policy, excluding the cost of this rider.

                                 The waiver of premium factors for the insured's attained
                                 age are shown on the waiver of premium factor table.

2.2  WHAT HAPPENS IF             Any premium due must be paid before we will waive
     DISABILITY BEGINS DURING    premiums under the provisions of this rider.
     A GRACE PERIOD?

RIDER SECTION 3. RIDER BENEFIT PROCEEDS

3.1  WHEN ARE RIDER BENEFIT      Rider benefit proceeds are payable while this rider is in
     PROCEEDS PAYABLE?           force in the event of the insured's total disability.

3.2  HOW SHOULD YOU NOTIFY US    You must notify us of a claim by written request. It must
     OF A CLAIM?                 be received in our home office:

                                      a.)  while the insured is living;

                                      b.)  while total disability continues; and

                                      c.)  within one year after this rider ends.

                                 We will not reduce or deny your claim on the basis of
                                 these notice requirements if notice is given as soon as
                                 reasonably possible.

3.3  WHEN WILL WE START          Upon receiving satisfactory proof of the insured's total
     WAIVING THE PREMIUMS?       disability, we will waive premiums from the latest of:

                                      a.)  the date the disability began;

                                      b.)  the date one year before we received notice of
                                           claim in the home office; or

                                      c.)  the date one year before we received proof of
                                           disability, if proof is received more than six
                                           months after notice of claim.
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3.4  HOW LONG WILL THE           The premiums will be waived until the earliest of:
     PREMIUMS BE WAIVED?

                                      a.)  the date the insured's total disability ends;

                                      b.)  the date the insured fails to give the required
                                           proof that total disability continues;

                                      c.)  the date the insured fails to be examined
                                           medically when required; or

                                      d.)  the policy anniversary at the insured's age 65,
                                           if the insured has not been continuously
                                           disabled for the previous five years.

RIDER SECTION 4. TOTAL DISABILITY

4.1  WHAT IS TOTAL DISABILITY?   Total disability is:

                                      a.)  a disability which:

                                           1.)  is due to sickness or injury;

                                           2.)  has existed continuously for at least six
                                                months;

                                           3.)  prevents the insured from engaging in an
                                                occupation. During the first 24 months of
                                                disability, the insured must be unable to
                                                perform any of the material duties of his
                                                or her regular occupation. After 24
                                                months, the insured is totally disabled
                                                only if s/he is unable to engage in any
                                                occupation for which s/he is reasonably
                                                suited by education, training, or experience.

                                                If the insured is primarily a student,
                                                total disability means the inability to
                                                attend school outside the home. If the
                                                insured is a full-time homemaker, total
                                                disability means the inability to perform
                                                any material household duties.

                                      b.)  the total loss, which cannot be recovered or
                                           corrected, of any of the following while this
                                           rider is in force:

                                           1.)  sight of both eyes;

                                           2.)  use of both hands;

                                           3.)  use of both feet; or

                                           4.)  use of one hand and one foot.

                                           Such total loss will be considered total
                                           disability even if the insured is able to
                                           engage in an occupation.

4.2  WHAT PROOF OF TOTAL         We will require the following proof of disability:
     DISABILITY WILL BE
     REQUIRED?                        a.)  INITIAL PROOF. We must receive written proof of
                                           total disability at our home office. Proof must
                                           be given within six months after written notice
                                           of a claim is given. We will not reduce or deny
                                           your claim on the basis of this requirement if
                                           proof is given as soon as reasonably possible.


                                      b.)  PROOF OF CONTINUING TOTAL DISABILITY. We may
                                           require proof that the total disability
                                           continues. This proof may be required at any
                                           time during the first two years. After two
                                           years, proof may be required no more than once
                                           a year.

                                      c.)  EXAMINATION BY A PHYSICIAN. As part of proof
                                           under a.) and b.), we may require an additional
                                           medical examination of the insured at our
                                           expense by a physician we select.
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RIDER SECTION 5. LIMITATIONS

5.1  WHEN WILL THE PREMIUMS      No premiums will be waived if:
     NOT BE WAIVED FOR TOTAL
     DISABILITY?                      a.)  the insured dies before we receive proof of
                                           total disability;

                                      b.)  the total disability is the result of an
                                           intentionally self-inflicted injury; or

                                      c.)  the total disability is the result of an act of
                                           declared or undeclared war, if the act occurs:

                                           1.)  within five years of this rider's issue
                                                date;

                                           2.)  while the insured is outside the United
                                                States, the District of Columbia, or the
                                                Dominion of Canada.
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CUNA Mutual Insurance Society
A Mutual Insurance Company


/s/ Jeff Post
-------------------------------------
President

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                              WAIVER OF PREMIUM FACTOR TABLE

                                 WAIVER OF PREMIUM FACTORS

INSURED: John Doe                             RATING: Standard Tobacco

ISSUE DATE: January 15, 2000                  ISSUE AGE: 35

EXPIRATION DATE: January 15, 2030             GENDER: Male

These factors are used to calculate the monthly cost of this rider, as described in Section 2.

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AGE   FACTOR
---   ------
0     .0600
1     .0600
2     .0600
3     .0600
4     .0600
5     .0600
6     .0600
7     .0600
8     .0600
9     .0600
10    .0600
11    .0600
12    .0600
13    .0600
14    .0600
15    .0600
16    .0600
17    .0600
18    .0600
19    .0600
20    .0600
21    .0600
22    .0600
23    .0600
24    .0600
25    .0600
26    .0600
27    .0600
28    .0600
29    .0600
30    .0600
31    .0600
32    .0600
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
AGE   FACTOR
---   ------
33    .0600
34    .0600
35    .0600
36    .0600
37    .0600
38    .0600
39    .0600
40    .0600
41    .0600
42    .0600
43    .0600
44    .0600
45    .0600
46    .0600
47    .0600
48    .0600
49    .0630
50    .0710
51    .0810
52    .0940
53    .1100
54    .1320
55    .1540
56    .1760
57    .1980
58    .2200
59    .2420
60    .0750
61    .0690
62    .0600
63    .0450
64    .0220
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